EXHIBIT 9
                        TRANSFER AGENT SERVICES AGREEMENT


     THIS IS A TRANSFER AGENT SERVICES AGREEMENT (herein "Agreement"), made effective as of the 1st day of September, 1997, between THE NOTTINGHAM MANAGEMENT COMPANY, a North Carolina corporation doing business as The Nottingham Company (herein "TNC") and NORTH CAROLINA SHAREHOLDER SERVICES, LLC, a North Carolina limited liability company (herein "NCSS").

                                    RECITALS

     A. TNC has entered into six (6) agreements to provide certain administrative services for investment trusts that include, but are not limited to, transfer agent services, and anticipates entering into similar agreements in the future.

     B. The parties desire to enter into this Agreement to document the subcontracting of all those transfer agent services to NCSS and to reflect the performance of those services under the terms and conditions of this Agreement.

                                    COVENANTS

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, IT IS AGREED:

     1. Services. A. During the term of this Agreement NCSS agrees to perform all of the transfer agent functions TNC is obligated to perform under the Fund Accounting, Dividend Disbursing & Transfer Agent, and Administration Agreements with the trusts listed on Exhibit A attached hereto (the "Administration Agreements"), including, without limitation, those transfer agent services described on Exhibit B attached hereto. If TNC enters into additional agreements in the future and desires to have NCSS provide the transfer agent services thereunder, TNC shall notify NCSS in writing of the additional agreement and the proposed date upon which NCSS shall begin its services under the new agreement. NCSS shall have thirty (30) days after receipt of such notice to accept or reject the additional agreement as an addendum to Exhibit A. If NCSS accepts such additional agreement, such agreement shall then be deemed as one of the Administration Agreements. As set forth in Section 9 hereof, TNC shall be under no obligation to offer NCSS and NCSS shall be under no obligation to accept the transfer agent services under any additional agreement.

     B. In connection with the transfer agent functions, NCSS shall use its reasonable best efforts to handle customer calls and inquiries as follows:

     (1) NCSS shall process transactions on the next business day on which the New York Stock Exchange is open that follows the date of receipt of net asset value ("NAV") supplied by TNC or such entity then processing the NAV for each fund; provided, however, all transactions shall be processed as of the date received if received prior to the time of determination of NAV for that date, and if not, such transaction shall be processed as of the next business day on which the New York Stock Exchange is open for business.

     (2) NCSS shall print and prepare for mailing all confirms and statements on the date processed. Confirms shall be printed following all transactions.

     (3) NCSS shall generate shareholder confirm/statements quarterly, within five (5) business days of the end of the calendar quarter.

     (4) NCSS shall prepare and issue redemption and dividend checks.

     C. In connection with shareholder recordkeeping, all shareholder files shall be maintained pursuant to the rules of reporting under the Investment Company Act of 1940 (the "1940 Act"), the Securities Act of 1933, and rules for reporting on annual Form TA-2. All records which NCSS maintains for each trust shall be the property of such trust, and NCSS further agrees to surrender promptly to TNC or such trust any such records upon such trust's or TNC's request.

     D. NCSS shall assist TNC with distributor-related functions by doing the 12b- 1 calculations and payments and dealer commission calculations and payments.

     E. NCSS shall process FundServ and Networking shareholder transactions remitted via National Securities Clearing Corporation.

     F. NCSS shall maintain computer files necessary to keep the IVR system current within a reasonable period of time after daily and/or intraday processing (as applicable).

     G. NCSS shall print and mail annual shareholder tax reporting forms (Forms 1099R, 1099D and 5498, and such other forms as may become applicable by agreement of the parties) on or before the date required by law for their remittance.

     2. Term. A. The term of this Agreement shall begin on the date hereof and, unless terminated as herein provided, shall continue until December 31, 1998. Thereafter the term shall be automatically renewed for one (1) year renewal periods (January 1 through December 31) unless either TNC or NCSS notifies the other in writing, no later than October 1 of the existing term, that it does not desire to continue the contract, in which case this Agreement shall terminate at the end of the then current term. Unless such notice is given, this contract shall be automatically extended from year to year and shall remain in full force and effect.

     B. Notwithstanding anything herein contained to the contrary, the parties shall have the right to terminate this Agreement as follows:


     1. TNC shall have the right to terminate this Agreement if NCSS is in default hereunder and NCSS fails to cure the default within thirty (30) days after written notice from TNC.

     2. NCSS shall have the right to terminate this Agreement if TNC does not make the compensation payments when due hereunder and fails to cure such payment default within ten (10) days after notice thereof from NCSS, or is otherwise in default hereunder and fails to cure the default within thirty (30) days after written notice from NCSS.

     3. Either party may terminate this Agreement as provided in Section 3 hereof or at anytime upon ninety (90) days prior written notice.

     4. NCSS may terminate this Agreement as provided in Section 7 hereof.

     5. Either party may terminate this Agreement in the event of the termination by the other party of the Sublease Agreement by and between the parties hereto of even date herewith attached as Exhibit C.

Termination of this Agreement shall not affect any liability of the parties accruing prior to such termination.

     C. In addition to the foregoing, if TNC determines in the exercise of its reasonable judgment that NCSS is not providing the services under this Agreement in a fashion that will fully perform TNC's obligations under the Administration Agreements or that NCSS is acting or failing to act in a fashion that would otherwise result in liability to TNC under or in connection with the Administration Agreements, TNC may require NCSS to suspend its activities hereunder until TNC is satisfied that such services will be performed as required under this Agreement.

     3. Compensation. As full payment for the services to be performed by NCSS hereunder, TNC shall pay NCSS a monthly payment which shall be the greater of $____________ or 85(cent) per shareholder serviced per month. In the event either: (i) the "per shareholder" fee is greater than the set monthly fee, or
(ii) the actual costs of TNC in connection with this Agreement begin to exceed the greater of the set monthly fee or the per shareholder fee set forth above as a result of NCSS providing services to third parties, then the parties shall negotiate in good faith to reduce the set monthly fee to an amount which will equitably compensate TNC for providing facilities and equipment under this Agreement. If the parties are unable to agree on a decreased rate within ten
(10) days after beginning to negotiate the same, either party may terminate this Agreement upon thirty (30) days written notice. NCSS hereby agrees to permit TNC access to its books, records and facilities as may be reasonably necessary for TNC to perform its obligations under this Agreement and to assess the accuracy and completeness of the representations and warranties of NCSS.


     4. Additional Covenants of TNC. A. Simultaneously with the execution of this Agreement, TNC will lease certain office space to NCSS under the Sublease Agreement attached hereto as Exhibit C.

     B. During the term of this Agreement, TNC will use its good faith efforts to provide reasonable programming assistance from its existing staff on an as needed, "on call", basis during normal business hours on days when the New York Stock Exchange is open for business.

     C. During the term of this Agreement, TNC will also maintain and make available to NCSS, at TNC's expense, the following:

     1. All hardware necessary to run the then current volume of business serviced by TNC as listed on Exhibit D attached hereto.

     2. Dedicated drives on its networked computer system, including electronic password protections.

     3. Software necessary to process all shareholder services to be performed by NCSS as set forth on Exhibit E attached hereto.

     4. All telephone equipment and long distance services under TNC's then current contractual arrangement(s) with telephone hardware and service providers. NCSS shall provide TNC with an accounting of those calls attributable to specific funds.

     5. Complaints. NCSS shall immediately notify TNC of all known complaints, notices of default or other communications received or otherwise known by NCSS other than those involved in the normal provision of the services hereunder by NCSS, if any, from the other contracting parties under the Administration Agreements or any other third party that relates to the rights or obligations of TNC.

     6. Employee Benefit Plans. During the term of this Agreement, NCSS, at its cost and expense, shall adopt and participate as an additional employer thereunder all employee benefit programs TNC has existing on the date of this Agreement, including, but not limited to: (i) health insurance, (ii) disability insurance, (iii) retirement plan(s) and (iv) dental insurance. The plans shall provide the employees of each party with credit for services while in the employ of the other party.

     7. Liability Insurance. TNC agrees to use its good faith efforts to add NCSS as an additional named insured on all property and liability, including, but not limited to, errors and omissions insurance, policies, if any, on the date of this Agreement covering TNC or its property; provided, however, that such efforts shall not require TNC to increase the premiums it pays on such insurance. If NCSS is not added as an additional named insured on all such property and liability policies, NCSS shall have the right to terminate this Agreement immediately upon written notice to TNC. If, after NCSS has been placed under coverage of any of such insurance policies, such policies are canceled or expire without renewal, NCSS shall have the option to terminate this Agreement upon thirty (30) days prior written notice to TNC.

     8.  Representations  and Warranties of NCSS. A. NCSS  acknowledges that TNC
makes  no  representations  or  warranties,   express,   implied  or  otherwise,
concerning the results of NCSS's operations under this Agreement.

     B. At all times during the term of this Agreement, John D. Marriott ("Marriott") shall own at least eighty (80%) percent of the interests in profits and capital of NCSS and shall retain full and complete management responsibilities for its operations.

     9. Non-Exclusivity-Conflicts of Interest. The parties hereto agree that this Agreement shall not be considered exclusive by either party. TNC retains the right to subcontract services to be provided under contracts other than the Administration Agreements, including, without limitation, those of the type provided by NCSS hereunder, to other firms capable of providing such services. NCSS retains the right to market its services to other parties and to collect fees and compensation for such services, as long as its services under this Agreement are not impaired thereby.

     10. Limitation of Liability and Indemnification. A. NCSS may rely on information from TNC reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither NCSS nor its officers, directors, members, employees, agents, control persons, or affiliates of any thereof shall be liable for any error of judgment or mistake of law or for any loss or damage suffered by TNC in connection with the performance of services by NCSS under this Agreement, except a loss resulting directly from the willful misfeasance, bad faith or gross negligence on the part of NCSS in the performance of its duties or from reckless disregard by NCSS of its duties under this Agreement.

     B. To the extent permitted by law, TNC shall indemnify and hold harmless NCSS, its directors, officers, members, employees and agents from and against any and all claims, demands, expenses, fees (including, without limitation, reasonable attorney's and accountant's fees), fines, penalties, loss and liabilities of any and every nature which NCSS may sustain or incur by reason of, or as a direct result of: (i) any action taken or omitted to be taken by NCSS in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of TNC or upon the opinion of legal counsel for TNC; (ii) any action taken or omitted to be taken by NCSS in connection with its appointment in good faith in reliance upon any law, act, regulation, or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed; or (iii) TNC's gross negligence, willful misfeasance, bad faith, or reckless disregard of or in regard to its duties or services hereunder. However, indemnification under this subparagraph shall not apply to actions or omissions of NCSS or its directors, officers, employees, or agents in cases of its or their own gross negligence, willful misfeasance, bad faith, or reckless disregard of its or their own duties hereunder.

     C. To the extent permitted by law, NCSS shall indemnify and hold harmless TNC, its officers, agents, directors, shareholders and employees from and against any and all claims, demands, expenses, fees (including, without limitation, reasonable attorney's and accountant's fees), fines, penalties, loss and liabilities of any and every nature which TNC or such persons may sustain or incur by reason of, or as a result of NCSS's gross negligence, willful misfeasance, bad faith, or reckless disregard of or in regard to its duties or services hereunder.

     11. Cross-Employment. Until the expiration or earlier termination of this Agreement, no employee of NCSS may be employed by TNC.

     12. No Partnership or Joint Venture. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Neither party shall have the power or right to bind or act for the other except as expressly provided herein. NCSS shall pay all salaries, compensation, and other benefits of its employees, and TNC shall have no responsibility whatsoever for the same. NCSS shall keep in full force and effect all required worker's compensation insurance for its employees, shall be responsible for all social security and unemployment compensation payments and benefits, and shall be responsible for all withholding taxes due and becoming due upon the compensation of such employees. All contracts of employment of the NCSS employees shall be made directly with NCSS, and TNC shall have no control whatsoever over any such person or persons or authority to direct their activity in any manner whatsoever. The provisions of this Section 12 shall not restrict TNC's right to enforce the provisions of this Agreement.

     13. Force Majeure. Performance hereunder shall be extended for a period of time equal to the delay caused by or resulting from an act of God, war, civil disruption, casualty, shortages of energy, materials or equipment, government regulations, delays caused by either party to the other, or causes beyond the control of such party.

     14. Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, to require at any time performance by the other party of any of the provisions hereof, or to resort to any remedy or to exercise one or more remedies, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof, or the right of such party thereafter to enforce each and every such provision.

     15. Compliance With Laws. NCSS and TNC shall obtain, each at its own expense, all necessary authorizations, licenses and permits necessary for it to perform under this Agreement. NCSS hereby covenants and agrees that it shall comply with all federal, state and local laws, rules and regulations applicable to the services performed by it hereunder. TNC hereby covenants and agrees that it shall comply with all federal, state and local laws, rules and regulations applicable to the services performed by it pursuant to the Administration Agreements.

     16. Assignment by TNC. TNC reserves the right to assign this Agreement and its interest hereunder with the prior written consent of NCSS, which consent shall not be unreasonably withheld. Upon any such assignment, TNC shall have no further obligations or liabilities under this Agreement except to satisfy obligations and payments then owed to NCSS.

     17. Non-Assignability by NCSS. The rights, duties and obligations under this Agreement may not be assigned or subcontracted by NCSS, without the prior written consent of TNC, which consent may be withheld for any reason. Any assignment or subcontracting by NCSS with the consent of TNC shall relieve NCSS from any of its obligations or liabilities hereunder. For the purposes of this Section a sale, gift or other transfer of Marriott's controlling interest in, or control of, NCSS shall be deemed an assignment of this Agreement.

     18. Benefit. Subject to NCSS's and TNC's restrictions on assignment contained herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     19. Notice. Any notice, consent or other communication permitted or required by this Agreement to be given to a party shall be in writing and addressed to such party at the following address or transmitted via facsimile machine (provided documentation of completed transmission is retained) to the following facsimile number:

         If to TNC:

                  Post Office Box 69
                  Rocky Mount, N.C.  27802-0069
                    Attn: Frank P. Meadows, III
                    Facsimile No: (919) 442-4226

         If to NCSS:

                  Post Office Box 4365
                  Rocky Mount, N.C.  27803-0365
                    Attn: John D. Marriott
                    Facsimile No: (919) 972-1908

unless a different individual, address or facsimile number shall have been designated by the respective party by notice in writing in accordance herewith. Any notice given hereunder shall be deemed given when delivered by hand, one (1) day after being transmitted by facsimile or three (3) days after being deposited in the United States mail, postage prepaid, certified mail (return receipt requested).


     20. Severability. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect.

     21. Survivorship. Where any covenants, indemnities or other provision contained in this Agreement, by its context or otherwise, evidences the intent of the parties that such provision should survive the expiration or other termination of this Agreement, the provision shall survive the expiration or other termination of this Agreement, including, without limitation, the provisions of Section 10 hereof.

     22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, notwithstanding the principles of conflicts of law.

     23. Headings. The section headings provided herein are for convenience only and are not intended to define or limit the contents of the provisions of the paragraphs herein.

     24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter described hereof and this Agreement may not be modified except by a writing executed by the parties hereto. All exhibits and schedules (current and supplemental) are hereby incorporated in this Agreement by reference.

     IN WITNESS WHEREOF, TNC and NCSS each has caused this Agreement to be executed in its name and sealed by its duly authorized representative, with NCSS adopting the word "SEAL" following its name as its seal, all as of the day and year first above written.

                                      THE NOTTINGHAM MANAGEMENT COMPANY


                                      BY:_______________________________
                                          President
ATTEST:


Secretary





                                     NORTH CAROLINA SHAREHOLDER
                                     SERVICES, LLC (SEAL)


                                     BY:________________________________
                                          Manager

                                    EXHIBIT A

Quaker Investment Trust
Nottingham Investment Trust II
Gardner Lewis Investment Trust
Albemarle Investment Trust
Capital Management Investment Trust
GrandView Investment Trust

                                    EXHIBIT B

                       TRANSFER AGENT SERVICING FUNCTIONS


1.   Process new accounts.

2.   Process   purchases,   both  initial  and  subsequent  in  accordance  with
     conditions set forth in each fund's prospectus.

3. Transfer shares of capital stock to an existing account or to a new account upon receipt of required documentation in good order.

4. Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and to change the disbursement option at the request of shareholders.

5. Process exchanges between funds (process and direct purchase/redemption and initiate new account or process to existing account).

6. Make miscellaneous changes to records, including, but not necessarily limited to, address changes and changes in plans (such as systematic withdrawal, dividend reinvestment, etc.).

7. Prepare and mail a year-to-date confirmation and statement as each transaction is recorded in a shareholder account.

8. Handle telephone calls and correspondence in reply to shareholder requests except those items otherwise set forth herein.

9.   Daily control and reconciliation of each fund's shares.

10. Prepare address labels or confirmations for four reports to shareholders per year.

11. Mail and tabulate proxies for meetings of shareholders as required, including preparation of certified shareholder list and daily report to each fund's management, if required.

12. Prepare and mail annual Form 1099, Form W-2P and 5498 to shareholders to whom dividends or distributions are paid, with a copy for the IRS.

13. Provide readily obtainable data which may from time to time be requested for audit purposes.

14.  Replace lost or destroyed checks.

15.  Continuously maintain all records for active and closed accounts.

16. Furnish shareholder data information for a current calendar year in connection with IRA and Keogh Plans in a format suitable for mailing to shareholders.

                                    EXHIBIT C

NORTH CAROLINA
EDGECOMBE COUNTY

                               SUBLEASE AGREEMENT

         WITNESS THIS SUBLEASE AGREEMENT, executed in duplicate originals, made effective as of the 1st day of September, 1997 by and between THE NOTTINGHAM MANAGEMENT COMPANY (herein the "LESSOR"), and NORTH CAROLINA SHAREHOLDER SERVICES, LLC, a North Carolina limited liability company (herein the "LESSEE").

         In consideration of the rent stated and the covenants, terms and conditions hereinafter provided, the LESSOR does demise, let and lease unto the LESSEE, and the LESSEE rents from the LESSOR, a certain tract or parcel of land together with the improvements situated thereon and all rights appurtenant thereto, situated in Edgecombe County, North Carolina, and being more particularly described as 107 North Washington Street.

         The certain tract or parcel of land hereinabove described, together with the improvements thereon and all rights appurtenant thereto, shall hereinafter be referred to as the "Premises."

         TO HAVE AND TO HOLD, the Premises unto the LESSEE, for and during the term hereinafter set forth and any extension thereof as herein provided.

         1. TERM. The term of this Agreement (herein the "Agreement") shall commence on the date hereof and, unless sooner terminated as herein provided, shall end on December 31, 1998.

         2. RIGHT TO EXTEND. The LESSEE shall have the right to extend the term of this Agreement for three additional one (1) year terms, such extensions to be on the same terms, covenants and conditions as the original term, unless otherwise specifically provided for, and such shall commence upon the expiration of the then current term and shall end one year from said date. The option to extend the term for the additional terms shall be exercised by the LESSEE giving the LESSOR written notice of such desire to do the same, not later than sixty
(60) days prior to the expiration of the then current term.

         3. RENT. The monthly rental for the original term hereof shall be TWO HUNDRED FIFTY DOLLARS ($250). Such rental shall be paid (in advance) in cash or by company check and shall be due the first day of each month, throughout the term of this Agreement. The first and last payment of rental hereunder, if made for a period of less than one month, shall be prorated on the basis of the total number of days for which lease is due during either such month. Monthly rental for any additional term shall be as follows: 1st add'l.
term-$300; 2nd add'l. term-$350; third add'l. term-$400.

         4. HARDWARE AND SOFTWARE. In connection with the lease and use of the Premises, the LESSOR hereby leases and sublicenses to the LESSEE the personal property listed on Schedule A attached hereto (herein the "Hardware") and the software listed on Schedule B attached hereto (herein the "Software"). Herein the Hardware and Software are referred to collectively as the "Leased Equipment".

         5. USE OF PREMISES AND LEASED EQUIPMENT. (a) The LESSEE may occupy and use the Premises and Leased Equipment only for use as a transfer agent service's business and for general office purposes. The LESSEE shall not permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in or about the Premises which shall be illegal or constitutes a nuisance.

         (b) LESSEE agrees that during the term of this Agreement and thereafter, except as permitted by LESSOR or as required by law, LESSEE shall not copy, sublicense or disclose to any person, firm or entity the Software or any of the information regarding the Software.

         (c) Representatives of the LESSEE have inspected the Premises and the Leased Equipment and found them suitable for the LESSEE's purposes. BY THE EXECUTION OF THIS AGREEMENT, THE LESSEE SHALL BE DEEMED TO HAVE ACCEPTED THE PREMISES AND THE USE OF THE LEASED EQUIPMENT IN AN AS-IS CONDITION AND ACKNOWLEDGED THAT THE LESSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES (EXPRESS, IMPLIED OR OTHERWISE) WITH RESPECT TO THE PREMISES, THE LEASED EQUIPMENT OR THE LESSEE'S BUSINESS, INCLUDING, WITHOUT LIMITATION, A WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         6. IMPROVEMENTS. The LESSEE shall make no modifications, alterations or additions in or to the Premises or the Leased Equipment without obtaining the prior written consent of the LESSOR, which consent may be withheld for any reason. Notwithstanding anything contained herein to the contrary, the LESSEE shall erect and maintain an appropriate sign upon the Premises in order to identify itself as the operator of the LESSEE's Business located upon the Premises.

         7. LOSS OF PROPERTY OR DAMAGE. The LESSOR shall not be liable for any damage to any other property of the LESSEE or others, located on the Premises, nor for the loss of or damage to any property of the LESSEE or of others, by theft or otherwise, unless caused by the intentional or grossly negligent actions or omissions of LESSOR.

         8. TAXES AND ASSESSMENTS. The LESSOR shall pay all ad valorem taxes, special assessments and all other governmental assessments or impositions of every kind and character charged or assessed against the Premises or the Leased Equipment during the term of this Agreement and any extension thereof. The LESSEE shall pay all ad valorem taxes on its personal property during the term of this Agreement.

         9. ASSIGNMENT AND SUBLETTING. The LESSEE shall not assign this lease or any interest herein, or let the Premises or the Leased Property or any part thereof, or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof, by any other person without the prior written consent of the LESSOR, which consent may be withheld for any reason.

         10. LIABILITY INSURANCE. During the original term of this Agreement and any extension thereof, the LESSOR shall maintain with an insurance company approved by the LESSEE, at the LESSOR's sole cost and expense, general business and public liability insurance against personal injury growing out of LESSEE's use of the Premises; such coverage shall be maintained with minimum liability limits of $500,000 for general business, public liability and personal injury. The LESSOR and the LESSEE shall be named as a party insured on any such policy. The LESSOR shall maintain property and casualty insurance on the building in which the Premises are located and the Hardware, to the extent it, in its sole discretion, deems appropriate.

         11. LESSOR'S INDEMNITY. The LESSEE shall Indemnify, Defend and Hold Harmless the LESSOR, and its officers, agents and employees against any and all loss, damage, costs (including but not limited to reasonable attorney's fees), claims, liabilities, demands, expenses, fines, penalties, clean-up costs and other pollution related items, judgments and executions (whether arising out of a third party claim or one made by LESSOR) arising out of any failure of the LESSEE in any respect to comply with the provisions of this Agreement, or arising out of the LESSEE's use or occupancy of the Premises or the Leased Equipment during the original term of this Agreement and any extension thereof. The LESSEE's maintenance of insurance shall in no way limit its responsibility under this Section 11 which shall survive the expiration or earlier termination of this Agreement and, nothing in this Section 11 shall change the rights or obligations of the parties under the Transfer Agent Services Agreement of even date herewith between the LESSOR and the LESSEE.

         12. UTILITIES AND SERVICES. The LESSOR shall pay for all water, fuel, gas, oil heat, electricity, power, materials and services which may be furnished the LESSEE or used in or about the Premises. The LESSEE shall not take any action which would result in the imposition of any lien or encumbrance of any kind whatsoever created on the Premises or the Leased Equipment.

         13. REPAIR AND MAINTENANCE. The LESSOR shall, at the LESSOR's sole cost and expense, use its good faith efforts to maintain the improvements on the Premises during the original term of this Agreement and any extension thereof. At the end of the lease term or sooner termination hereof, the LESSEE shall return the improvements on the Premises and the Leased Equipment to the LESSOR in as good condition as at the beginning of the lease term, ordinary wear and tear excepted. LESSOR shall, at LESSOR'S sole cost and expense, use its good faith efforts to maintain the Leased Equipment.

         14. DEFAULT OF LESSEE. Any one or more of the following events shall constitute events of default;

         (i) The LESSEE'S failure to make payment of rent when the same shall be due and payable;

         (ii) The LESSEE'S failure to perform any of the other covenants, conditions or agreements imposed upon the LESSEE under this Agreement and the continuance of such failure without the curing of same for a period of fifteen
(15) days after mailing or delivery to the LESSEE of notice in writing from the LESSOR specifying the nature of such failure;

         (iii) If the LESSEE shall be adjudicated as bankrupt, or if a receiver or trustee shall be appointed for the LESSEE's property and affairs, or they or any of them shall make an assignment for the benefit of creditors or shall voluntarily file in bankruptcy or insolvency or for reorganization or shall make application for the appointment of a receiver and such adjudication, appointment, assignment of petition shall not be set aside, vacated or discharged within One Hundred Twenty (120) days after the issuance of the same;

         (iv) The levy or execution, attachment or other taking of the LESSEE's assets which are on the Premises or the leasehold interest of the LESSEE hereunder, by process of law or otherwise in satisfaction of any judgment, debt or claim;

         (v) The abandonment of the Premises, or

         (vi) The termination for any reason of the Transfer Agent Services Agreement of even date herewith between the LESSOR and the LESSEE.

Upon the occurrence of any of the above events of default, the LESSOR may, at the LESSOR's option, give the LESSEE written notice of the LESSOR's election to end the term of this Agreement upon a date specified in such notice, which date shall be not less than five (5) days after the date of delivery or mailing by the LESSOR of such notice. On the date specified in said notice, the term and estate hereby vested in the LESSEE shall cease and any and all other right, title and interest of the LESSEE hereunder shall likewise cease without further notice or lapse of time as fully and with like effect as if the entire term of this Agreement had expired; provided, however, that the LESSEE shall continue to be liable to the LESSOR as hereinafter provided. Upon termination of this Agreement, the LESSEE shall return to the LESSOR all of the Leased Equipment and shall not retain any copies of the Software.

         Upon any termination of the term of this Agreement pursuant to this Section, or at any time thereafter, the LESSOR may exercise and pursue any and all rights and remedies the LESSOR shall have at law or in equity. In addition, and without prejudice to any other rights and remedies the LESSOR shall have at law or in equity, the LESSOR may re-enter the Premises and dispossess any or all occupants of the Premises in the manner prescribed by law, and the LESSEE in such case shall remain liable to the LESSOR as hereinafter provided.

         In case of any such default, re-entry, expiration and/or dispossession;

         (i) The LESSOR shall retain all rental paid up to the time of such re-entry, expiration and/or dispossession; and

         (ii) The LESSOR may, at its sole option, relet the Premises and/or the Leased Equipment or any part hereof, either in the name of the LESSOR or otherwise, for a term or terms which may, at the LESSOR's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Agreement and retain all rental payments received for such term or terms.

         (iii) The LESSEE shall also pay to the LESSOR as liquidated damages for the failure of LESSEE to observe and perform LESSEE's covenants herein contained the deficiency, if any,

between the rents hereby reserved and covenanted to be paid and the amount of the rents collected on account of the reletting of the Premises or the Leased Equipment for each month of the period which would otherwise have constituted the balance of the term of this Agreement. In computing such liquidated damages there shall be added to the said deficiency such sums as are required to pay reasonable expenses the LESSOR may incur in connection with reletting, such as brokerage fees, attorney's fees and preparation for reletting. If such reletting is for a period equal to or in excess of the balance of the term of this Agreement, any such liquidated damages shall be due and payable upon the date the Premises and/or Leased Equipment are relet, otherwise payment shall be made in monthly installments by LESSEE on the rent date specified in this Agreement.

         Any suit brought for any month shall not prejudice in any way the rights of the LESSOR to collect the deficiency month by a similar proceeding. If the institution of suit is necessary to enforce the LESSOR's right to collect liquidated damages, the LESSOR shall have the option to institute suit, (a) when the Premises and/or Leased Equipment are relet, (b) as such damages accrue, (c) periodically for such accrued liquidated damages at such intervals as it shall desire, or (d) on the date fixed herein for the expiration of the lease term.

         15. EMINENT DOMAIN. In the event the Premises are made subject to a proceeding by which the right of eminent domain is exercised, or any like proceeding, if such resistance is feasible, the parties hereto shall join and cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding.

         If the whole of the Premises is taken in any proceeding by which the right of eminent domain is exercised, or any like proceeding, this Agreement shall terminate; provided, however, that the parties hereto shall remain liable for any and all liabilities or obligations incurred under this Agreement prior to such termination. Any condemnation award shall be apportioned as the interest of the parties shall appear.

         If, however, the aforesaid exercise of the right of eminent domain, or other like proceeding, results in the taking of less than the whole of the
Premises:

         (a) If the Premises are condemned to the extent that it is no longer feasible for the LESSEE to effectively use the Premises for the uses contemplated, the LESSEE may terminate this lease by written notice to the LESSOR. Such written notice must be mailed to the LESSOR within thirty (30) days after the happening of such event and must specify the termination date, which date must be within one hundred twenty (120) days of such taking. The lease will then terminate on the date specified; provided, however, that the parties hereto shall remain liable for any and all liabilities and obligations incurred under this Agreement prior to such termination. The award made for such taking shall be apportioned between the LESSOR and the LESSEE as their interests shall appear. If the LESSEE does not exercise the privilege of termination within the time herein specified, this lease shall continue in full force and effect subject to the provisions of Paragraph (b) of this Section.

         (b) If the Premises are partially condemned but the LESSEE can continue to effectively use the Premises for the use contemplated, this lease shall not terminate but shall continue with such abatement of rent and other adjustments as shall be just and equitable.

         16. HOLDING OVER, In the event the LESSEE continues to occupy the Premises and/or use the Leased Equipment after the last day of the original term of this Agreement and any extension thereof and the LESSOR agrees to accept rent thereafter, the LESSEE shall occupy the Premises and/or the Leased Equipment as a LESSEE from month to month, subject to all the conditions of this Agreement consistent with such a tenancy.

         17. SURRENDER OF PREMISES. At the expiration of the original term of this Agreement and any extension thereof or other termination of this Agreement as herein provided, the LESSEE shall peaceably surrender possession of the Premises and the Leased Equipment to the LESSOR.

         18. ENTRY AND INSPECTION. The LESSEE shall permit the LESSOR to enter the Premises at any reasonable time to inspect the Premises and Leased Equipment or to take any other actions to which the LESSOR is reasonably obligated to take under this Agreement or under any governmental law or regulation. LESSEE shall at all times provide the LESSOR with a current copy of any keys used in the Premises to ensure the right of Entry and Inspection.

         19. DESTRUCTION OF THE PREMISES OR THE LEASED PROPERTY. In the event of a total or partial destruction of the improvements upon the Premises or substantially all of the Leased Equipment during the original term of this Agreement or any extension thereof, by any cause, the LESSOR may at the LESSOR'S option repair or replace such improvements and or Leased Equipment at the LESSOR's own cost and expense and the LESSOR may, but is not obligated to, use any insurance proceeds for such purpose. If the LESSOR repairs or replaces such improvements or Leased Equipment this Agreement shall remain in full force and effect; provided, however, the rent payable hereunder shall abate for the time during which, and to the extent to which, the Premises or such substantial portion of the Leased Equipment cannot be used by the LESSEE for its intended use. If LESSOR chooses not to elect to repair or replace such improvements or Leased Equipment, this Agreement shall terminate; provided, however, that the parties hereto shall remain liable for any and all liabilities or obligations incurred under this Agreement prior to such termination.

         20. LAWS AND REGULATIONS. The LESSEE, at the LESSEE's own cost and expense, shall comply promptly with all laws, rules and orders of all governmental authorities which may be applicable to the Premises or any business conducted thereon during the original term of this Agreement and any extension thereof.

         21. NOTICES. All notices to be given hereunder shall be made in writing. Such notices shall be deemed given when delivered or deposited in the United States Mail, Certified or Registered, with postage prepaid, addressed to the respective parties or their representatives as follows:

If to the LESSOR:          The Nottingham Management Company
                                    Post Office Box 69
                                    105 North Washington Street
                        Rocky Mount, North Carolina 27802

If to the LESSEE:          North Carolina Shareholder Services, LLC


                                    Post Office Box 4365
                                    107 North Washington Street
                        Rocky Mount, North Carolina 27802

or to such other address as either party may have directed to the other in writing.

         22. QUIET ENJOYMENT. The LESSOR covenants and warrants that the LESSEE shall, by paying the rent herein reserved and by performing the covenants and conditions herein contained, at all times during the term of this Agreement and any extension thereof, peaceably have, hold and quietly enjoy the Premises for such term and any extension thereof, and the LESSOR shall defend the same against all persons whomsoever.

         23. RELATIONSHIP OF THE PARTIES. It is hereby understood and agreed that the relationship of the parties hereto is strictly that of landlord and tenant of the Premises and the LESSOR has no ownership in the LESSEE'S enterprise and that this Agreement shall not be construed as a joint venture or partnership. The LESSEE is not and shall not be deemed to be an agent or representative of the LESSOR.

         24. BINDING EFFECT. Subject to the provisions of Section 29 hereof, all the terms, covenants, and conditions hereof shall be binding upon the parties hereto and shall bind and inure to the benefit of their successors and assigns.

         25. WAIVERS. Failure of the LESSOR or the LESSEE to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by the LESSOR or the LESSEE at any time, express or implied, of any breach of any of the provisions of this Agreement shall be deemed a consent to any subsequent breach or the same or any other provisions. No acceptance by the LESSOR of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment hereunder.

         26. RECORDING. The LESSEE may record a memorandum hereof, and the cost of any and all fees or charges attendant with such recordation shall be paid by the LESSEE.

         27. CONSTRUCTION. This Agreement shall be governed and enforced in accordance with the laws of the State of North Carolina. If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which other provisions shall remain in full force and effect. If any provision of this Agreement is capable of two interpretations, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         28. CAPTIONS. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and in define, limit, construe or describe the scope or intent of such sections.

         29. ASSIGNMENT. LESSOR reserves the right to assign this Agreement and any of its interests hereunder without the prior consent of LESSEE. Upon such assignment,

LESSOR shall have no further obligations or liabilities under this Agreement. LESSEE may not assign or sublease this Agreement or any interest therein, or sublet the Premises or the Hardware, or any interest therein, or sublicense the Software or any interest therein, without the prior written consent of LESSOR, which consent may be withheld for any reason. Any assignment or subletting by LESSEE, even with the consent of LESSOR, shall not relieve LESSEE from any and all of its obligations or liabilities hereunder. For the purposes of this Section, a sale, gift or other transfer of a controlling interest in or control of LESSEE shall be deemed an assignment of this Agreement.

         30. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. All exhibits and schedules attached hereto are incorporated herein by reference.

         IN WITNESS WHEREOF, the LESSOR and the LESSEE each has caused this Agreement to be executed in its name and sealed by its duly authorized representatives, with the LESSEE adopting the word "SEAL" following its name as its seal, all as of the day and year first above written.

                                           THE NOTTINGHAM MANAGEMENT COMPANY


                                           BY:_______________________________
                                                    President
ATTEST:


         Secretary

(CORPORATE SEAL)

                                           NORTH CAROLINA SHAREHOLDER
                                           SERVICES, LLC
(SEAL)


                                           BY:________________________________
                                                    Manager

                                   SCHEDULE A

4        486 or better CPU's
4        Color Monitors
4        Laser Printers
1        Dot Matrix Printer
4        Adding Machines
2        External Modems
4        Atcom Phone Units with display
4        Modular 3 piece desk units
1        Fax machine
1        Copy machine
5        Large filing cabinets
5        Office Chairs
3        Individual filing cabinets
1        Windows NT Server (or connection to TNC server)

                                   SCHEDULE B

Windows 95 or better
Microsoft Word
Microsoft Excel
Word Perfect (to be phased out) Lotus 123 (to be phased out) MAS 90 Bottom Line Check writing program TA Program suitable for business volume

Software (individually loaded or network accessible)

                                    EXHIBIT D

4        486 or better CPU's
4        Color Monitors
4        Laser Printers
1        Dot Matrix Printer
4        Adding Machines
2        External Modems
4        Atcom Phone Units with display
4        Modular 3 piece desk units
1        Fax machine
1        Copy machine
5        Large filing cabinets
5        Office Chairs
3        Individual filing cabinets
1        Windows NT Server (or connection to TNC server)

                                    EXHIBIT E

Windows 95 or better
Microsoft Word
Microsoft Excel
Word Perfect (to be phased out) Lotus 123 (to be phased out) MAS 90 Bottom Line Check writing program TA Program suitable for business volume

Software (individually loaded or network accessible)